                                                                   EXHIBIT 3.1.b

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                         MANCHESTER EQUIPMENT CO., INC.

                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

     We the undersigned, BARRY R. STEINBERG, the President of MANCHESTER EQUIPMENT CO., INC., and JOEL ROTHLEIN, the Assistant Secretary thereof, hereby certify:

     FIRST:   The name of the Corporation is MANCHESTER EQUIPMENT CO., INC.

     SECOND: The Certificate of Incorporation was filed by the Department of State on August 21, 1973.

     THIRD:   The Certificate of Incorporation is amended as authorized by
Section 801- of the Business Corporation Law to increase the number of shares from 200 without par value, all of one class, to 5,000 shares without par value all of one class. Paragraph 3 of the Certificate of Incorporation which refers to the authorized shares is amended to read as follows:

        "The aggregate number of shares which the Corporation shall have authority to issue is 5,000 shares of common stock without par value."

     FOURTH:   The changes included in the Certificate of Change were authorized and approved by the Board of Directors and thereafter by vote of a majority of shareholders.

     IN WITNESS WHEREOF the President and Assistant Secretary, respectfully hereunder set their hands and seals this 29th day of November 1984.

                                          MANCHESTER EQUIPMENT CO., INC.

                                          By: /s/  BARRY R. STEINBERG

                                            ------------------------------------
                                            BARRY R. STEINBERG - President

                                          By: /s/  JOEL ROTHLEIN

                                            ------------------------------------
                                            JOEL ROTHLEIN - Assistant Secretary

STATE OF NEW YORK  )
                   )
COUNTY OF NASSAU   )

     BARRY R. STEINBERG and JOEL ROTHLEIN, being duly sworn, depose and say that deponents are the President and Assistant Secretary respectively of MANCHESTER EQUIPMENT CO., INC., the corporation named within; that deponents have read the foregoing Certificate of Amendment of Certificate of Incorporation and know the contents thereof; and that the same is true to deponents own knowledge.

                                          --------------------------------------
                                          BARRY R. STEINBERG - President

                                          --------------------------------------
                                          JOEL ROTHLEIN - Assistant Secretary